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                                    EXHIBIT-J



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this Registration Statement File No. 2-81650 for Hartford Bond HLS Fund, Inc. on Form N-1A.

                                                    /s/ Arthur Andersen LLP


Hartford, Connecticut
April 25, 2001